VLOV, Inc. Files Application for NASDAQ Capital Market Listing

XIAMEN, China, August 12, 2010 -- VLOV, Inc. (OTC Bulletin Board: VLOV.OB) ("VLOV" or the "Company"), a China-based designer of VLOV brand men's apparel, today announced that the Company has filed an application to list its common stock on the NASDAQ Capital Market.

The NASDAQ listing application is subject to review and approval by NASDAQ’s Listing Qualifications Department to ensure compliance with all NASDAQ Capital Market Standards. VLOV anticipates the NASDAQ review process to last approximately two to three months or longer before completion. While the Company intends to satisfy all of NASDAQ’s requirements for initial listing, no assurance can be given when or that its application will be approved. The Company's common stock will continue to trade on the OTC Bulletin Board under its current symbol, VLOV.OB, during the NASDAQ review process.

About VLOV, Inc.

VLOV, Inc., a leading lifestyle apparel designer based in China, designs, sources and markets VLOV brand fashion-forward apparel for middle-class Chinese men. VLOV products are sold by distributors through multiple points of sale throughout China.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects, anticipate, optimistic, intend, will" or similar expressions. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in VLOV's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

Company Contact:

Vlov, Inc.
Bennet Tchaikovsky, Chief Financial Officer
Tel: +1-310-622-4515
Email: bennet@vlov.net

Or

Investor Relations:
Howard Gostfrand
American Capital Ventures, Inc.
Tel: +1-305-918-7000
Email: hg@amcapventures.com